UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 21, 2017

CYPRESS SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1–10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
198 Champion Court
San Jose, California 95134
(Address of principal executive offices and zip code)
(408) 943-2600
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2017, the Board of Directors (the “Board”) of Cypress Semiconductor Corporation (the “Company”) appointed Jeffrey J. Owens as a new member of the Board. Mr. Owens recently retired from Delphi Automotive PLC as Executive Vice President and Chief Technology Officer and brings to the Company more than 40 years of experience in a variety of technology, engineering and operating leadership roles. The appointment was effective September 25, 2017. The Board also appointed Mr. Owens to serve on the Compensation Committee of the Board. Mr. Owens will stand for reelection at the Company’s next annual meeting of stockholders (currently scheduled for May 2018).

In accordance with the Company’s non-employee director compensation policy, Mr. Owens received: (a) an initial equity grant of restricted stock units (with a value of approximately $200,000), which vests in three equal annual installments, with the first tranche vesting on September 25, 2018, and (b) a pro-rated annual equity grant of restricted stock units (with a value of approximately $133,333), which vests in full on the day before the Company’s next annual meeting of stockholders (currently scheduled for May 2018).

A copy of the Company’s press release announcing the election of Mr. Owens is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 21, 2017, the Board amended Section 2.11(d) of Article II of the Company’s Amended & Restated Bylaws (the “Bylaws”) to clarify certain requirements for taking stockholder action by written consent without a meeting. The Board also amended Section 3.2 of Article III of the Bylaws to adjust the size of the Board from a set number of seven (7) directors to a range of seven (7) to nine (9) directors, with such number to be fixed from time to time by the Board. In addition, the Board amended Article X of the Bylaws to change the sole and exclusive forum for certain types of legal actions, unless the Company consents to the selection of an alternative forum, from the State of California to the State of Delaware.

The foregoing summary of the Bylaws is qualified in its entirety by reference to the full text of the Amended & Restated Bylaws which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended & Restated Bylaws of Cypress Semiconductor Corporation.
99.1	Press Release, dated September 25, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 25, 2017	CYPRESS SEMICONDUCTOR CORPORATION

		By:	/s/ Thad Trent
Thad Trent
Executive Vice President, Finance and Administration
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended & Restated Bylaws of Cypress Semiconductor Corporation.
99.1	Press Release, dated September 25, 2017.